EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Resort Savers, Inc., a Nevada corporation (the "Company'), on Form 10-Q for the quarter ended October 31, 2014, as filed with the Securities and Exchange Commission (the "Report"), I, Zhou Gui Bin, President and CEO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Resort Savers, Inc.

Dated: December 5, 2014	/s/ Zhou Gui Bin
Zhou Gui Bin
President, Chief Executive Officer, and Director (Principal Executive Officer)
Resort Savers, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Resort Savers, Inc. and will be retained by Resort Savers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.